                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                              SCHEDULE 14A


         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [__}


Check the appropriate box:

[___]  Preliminary Proxy Statement
[___]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[_X_]  Definitive Proxy Statement
[___]  Definitive Additional Materials
[___]  Soliciting Material Pursuant to Rule 240.14a-12


                         AUTO-GRAPHICS, INC.
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)

                           Not Applicable
-------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_X_]  No fee required.


                        Cover Letter Information

NOTE: It is proposed that definitive proxy materials be mailed on or before April 13, 2004 if at all possible.

CONTACT: For information regarding this proxy statement/filing, please call or write Daniel E. Luebben, Secretary at (909) 569-1504 3201 Temple Avenue, Pomona, Ca 91768.

                              AUTO-GRAPHICS, INC.
                           NOTICE OF ANNUAL MEETING
                               OF SHAREHOLDERS
                                May 20, 2004


To the Shareholders:

The Annual Meeting of Shareholders (the "Meeting") of Auto-Graphics, Inc. will be held at 3201 Temple Avenue, Pomona, California 91768 on Thursday, May 20, 2004, at 10:00 a.m. PDT for the following purposes:

      1.    To elect directors.

      2. To transact any other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at this Meeting. A complete list of the shareholders entitled to vote at the Meeting will be available and open to the examination of any shareholder for any purpose germane to the Meeting during ordinary business hours from and after April 13, 2004, at the office of the Company. You are cordially invited to attend the Meeting.

If you hold your shares through a broker or other nominee, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of March 31, 2004.


IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT:  DANIEL
E. LUEBBEN, THE SECRETARY OF THE COMPANY, AT 800-776-6939 extension 1504.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Daniel E. Luebben
--------------------
Daniel E. Luebben
Secretary
Pomona, California
April 13, 2004




                              AUTO-GRAPHICS, INC.
                              3201 Temple Avenue
                           Pomona, California  91768

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                            To Be Held May 20, 2004

GENERAL INFORMATION

This Proxy Statement, which will be first mailed to shareholders on or about April 13, 2004, is furnished in connection with the solicitation of proxies by the Board of Directors of Auto-Graphics, Inc. (the "Company" or "Auto-Graphics"), to be voted at the Annual Meeting of Shareholders (the "Meeting") of the Company, which will be held at 10:00 a.m. PDT on May 20, 2004 at 3201 Temple Avenue, Pomona, California 91768. The purpose of the Meeting and the matters expected to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the Meeting or by executing another proxy dated as of the later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on March 31, 2004 shall be entitled to vote at the meeting on the basis of one vote for each share held, however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks appropriate.

To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Meeting prior to the commencement of voting for the election of directors of that person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. Cumulative voting applies only to voting for the election of directors (not for the other proposals before the meeting).

On March 31, 2004, there were 5,525,586 shares of Common Stock outstanding.


ANNUAL REPORT

The Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2003 (the "Annual Report") is being mailed with the Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.




1.      ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Company's Board of Directors currently consists of three members. Three directors are to be elected at the Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company's directors requires a plurality of the votes cast in person or by proxy at the meeting. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

In the event all three of the Board of Directors' nominees cannot be elected, then the Board of Directors in its discretion may instruct Robert S. Cope to vote cumulatively for less than three of the Board of Directors' nominees.
In this event, it is the Board of Directors' current intention to instruct Mr. Cope to vote proxies received by the Board of Directors for the reelection of Robert S. Cope and James R. Yarter.

Nominees Proposed by the Board of Directors

Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors.

Robert S. Cope, 68, along with his family, is a 54.2% shareholder of the Company, a current director of the Company, and holds the officer positions of President and Chairman of the Board of the Company, will be seeking reelection to the Board. During the previous five years Mr. Cope has served the Company as a director, Chairman of the Board, Chief Executive Officer, President and Treasurer.

Thomas J. Dudley, Ph.D., 72, is a 0.6% shareholder of the Company's Common Stock and has been a director since July 17, 2002. Dr. Dudley is also Chairman of the Audit Committee. Dr. Dudley is the Distinguished Professor of Decision and Information Systems at Pepperdine University in Los Angeles, CA. and has been associated with Pepperdine since 1968. He was the founder and principal instructor for the Pepperdine Executive Management Program (providing continuing education for key executive officers). Dr. Dudley is also the founder and a principal of Thomas J. Dudley & Associates, a firm providing management consulting services since 1968. Dr. Dudley previously served for ten years as a director and Chairman of the Audit Committee for Space Labs Medical, Inc. (a NASDAQ company) engaged in the medical equipment and instrumentation business.

James R. Yarter, 66, is a 11.5% shareholder of the Company's Common Stock and has been a director since June 21, 2001 and a member of the audit committee since July 17, 2002. Mr. Yarter's prior business background and experience covers a period of 35 years. During the past ten years, his experience includes being President and Chief Executive Officer of the following companies: Block Medical, a division of Hillenbrand Industries, Inc., a company listed on the New York Stock Exchange, for the period 1994-1996; US Medical, a start-up company for the period 1996-1997; and Gish Biomedical, Inc., a company listed on NASDAQ, for the period 1999-2000. Mr. Yarter also serves as a director on the board of Avant Medical and Group 3 Inc.

During the Company's year ended December 31, 2003, the Board of Directors has held 12 meetings. During the three months ended March 31, 2004, the Board of Directors has held three meetings.

At its organizational meeting on June 17, 2003, the Company's Board of Directors appointed the entire Board of Directors to serve on the compensation committee. The Board currently does not have a standing nominating committee.

Audit Committee Report

The Board of Directors formed an Audit Committee on July 17, 2002 and appointed Thomas J. Dudley as Chairman and James R. Yarter to the Committee. Mr. Dudley would be considered independent and Mr. Yarter would not be considered independent, since he is employed by the Company as a part-time sales and marketing consultant under NASD Rule 4200(a)(14). The Board of Directors considered the independence of Mr. Yarter and concluded that his nominal employment by the Company would not interfere with his exercise of independent judgment in carrying out his responsibilities as a member of the Audit Committee. The Audit Committee's charter has been approved by the Board of Directors and is attached as Exhibit 1. The Audit Committee has discussed and approved a written Code of Ethical Conduct for the CEO and CFO, which is attached as Exhibit 2. The Audit Committee has discussed the Company's audited financial statements for the year ended December 31, 2003 with management.

The Audit Committee has discussed with the Company's independent auditor, Singer Lewak Greenbaum & Goldstein LLP ("SLGG"), the matters required to be discussed under Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees," as amended by SAS 90, "Audit Committee Communications." SLGG has also provided written disclosures and the letter to the Audit Committee required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered and discussed the independence of the Company's independent auditors in light of the actual and expected audit fees and non-audit related fees in 2004. (See "Fees Paid to Singer Lewak Greenbaum & Goldstein LLP" below).

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, and be filed with the Securities and Exchange Commission.


/s/ Thomas J. Dudley
Thomas J. Dudley
Chairman of the Audit Committee


/s/ James R. Yarter
James R. Yarter
Member of the Audit Committee


Directors and Named Executive Officers

The following table sets forth the names and ages of and the positions and offices within the Company held by certain directors and officers of the Company at December 31, 2003:

      Name           Age                          Position
-------------------  ---      ------------------------------------------------
Robert S. Cope        68      Chairman of the Board, Director and President.
                              Has served in these capacities for more than ten years.

Thomas J. Dudley      72      Director, Chairman of the Audit Committee.
                              Dr. Thomas J, Dudley, Ph.D. was elected to the Board in July, 2002. Dr. Dudley is the
                              Distinguished Professor of Decision and
                              Information Systems at Pepperdine University in Los Angeles, CA. and the founder of the Pepperdine Executive Management Program.
                              Also a former director for Space Labs
                              Medical, Inc. for 10 years. Dr. Dudley is also the founder and a principal of Thomas J.
                              Dudley & Associates, a firm providing management consulting services since 1968.

James R. Yarter       66      Director.  Has served as a director for more
                              than two years. During the past ten years, Mr.
                              Yarter has served as President and CEO of Block
                              Medical, US Medical, and Gish Biomedical, Inc.
                              and as a member of the board of directors of Avant Medical and Group 3 Inc.

Paul R. Cope          48      Chief Technology Officer.  Has served in this
                              and other capacities for more than ten years.

Albert A. Flores      38      Vice President, Library Sales and Marketing.
                              Has served in this and other capacities for more than ten years.

Juergen A. Jung       53      Vice President, Operations.  Has served in this
                              capacity for more than ten years.

Daniel E. Luebben     55      Chief Financial Officer and Secretary.
                              Has served in these and similar capacities for more than ten years.

Directors serve until their successors are elected at the annual meeting of stockholders. All executive officers serve at the discretion of the Company's Board of Directors.




EXECUTIVE COMPENSATION

The following table discloses compensation received for the three fiscal years ended December 31, 2003 by the Named Executive Officers:


                    SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                    Annual Compensation        Securities
Name and                                            Other      Underlying
Principal Position      Year   Salary    Bonus   Compensation    Options
----------------------  ----  --------  -------  ------------  -----------
Robert S. Cope          2003  $137,500  $  -0-     $42,229       None.
Chairman of the         2002   137,500   13,750     43,485       None.
Board (1)               2001   137,000     -0-      45,921       None.

Paul R. Cope            2003   115,000     -0-         677      10,000
CTO                     2002   115,000   11,500        677      25,000
                        2001   108,269    7,500        629       None.

Albert B. Flores        2003    91,050    9,841        538      10,000
VP Sales & Marketing    2002    91,050   22,582        538      25,000
                        2001    90,983   16,906        561       None.

Juergen A. Jung         2003    97,300     -0-         645      10,000
VP, Operations (2)      2002    97,300    9,730        639      25,000

Daniel E. Luebben       2003   117,000     -0-         745      10,000
CFO/Secretary           2002   117,000   11,700        736      25,000
                        2001   103,923     -0-         634       None.

(1) The Other Annual Compensation amounts disclosed for Mr. Cope includes $560 each year for disability insurance premiums, $9,368, $7,719 and $7,910 for life insurance premiums; $18,901, $20,769 and $20,653 for Company vehicle lease payments and operating costs; $13,400, $14,437 and $16,798 for club dues and expenses for the years 2003, 2002 and 2001, respectively.

(2) All Other Compensation for Mr. Jung includes an agreement to provide a potential payment equal to one year's compensation in the event of a change in control, which agreement expires October 22, 2004.


Compensation of Directors

Outside directors receive $1,500 (plus expenses) for board/committee meetings attended in person, $1,000 for any other meeting attended in person and $500 for board or any other meeting attended telephonically. In addition, outside directors are entitled to receive stock options for 25,000 shares of "restricted" Common Stock for their first year of service and 10,000 shares annually for each succeeding year of service as a director, subject to the terms of the 2002 Stock Option Plan (see below).





Compensation pursuant to Stock Options

     2002 Qualified and Non-qualified Stock Option Plan

The Company adopted a qualified and non-qualified stock option plan following approval by its shareholders at its 2001 annual shareholder's meeting held on February 27, 2002. The plan consists of 490,000 shares with approximately 350,000 qualified shares reserved for employees and 140,000 non-qualified shares reserved for directors. On May 3, 2002, the Company's Board of Directors granted stock options for 220,000 shares of the Company's restricted Common Stock at an exercise price of $0.30, reflecting the market price on the date of the grant, to an outside director (non-qualified stock options for 60,000 shares) and employees (qualified options for 160,000 shares). On July 17, 2002, the Company's Board of Directors granted non-qualified stock options for 35,000 shares of the Company's restricted Common Stock at an exercise price of $0.325, reflecting the market price on the date of the grant, to its outside directors. On June 17, 2003, the Board of Directors granted stock options for 125,000 shares of the Company's restricted Common Stock at an exercise price of $0.40, reflecting the market price on the date of the grant, to its outside directors (non-qualified stock options for 30,000 shares) and employees (qualified options for 95,000 shares). As of December 31, 2003, there were 125,000 non-qualified options and 230,000 qualified options outstanding for a total of 355,000 options and 15,000 non-qualified options and 120,000 qualified options for a total of 135,000 options available for future grant. The Board of Directors intends to reallocate the remaining 135,000 options available for future grant to 105,000 qualified options and 30,000 non-qualified options at its next meeting scheduled for April 22, 2004. The Board of Directors also intends to seek approval from the shareholders to increase the number of shares available for grant in the option plan by an as yet undetermined amount. Under the plan, the stock option price per share for options granted is determined by the Board of Directors and is based on the market price of the Company's common stock on the date of grant. The stock options vest over four years and no option can be exercised later than ten years from the date it was granted. The following qualified and non-qualified stock options were awarded by the Board of Directors at its organizational meeting on June 17, 2003:

                           NEW PLAN BENEFITS TABLE
                           2002 STOCK OPTION PLAN

Name and Principal Position  Dollar Value($)(1)  Number of Units (Shares)
---------------------------  ------------------  ------------------------
Robert S. Cope                     -0-                      -0-
Chairman of the Board
  and President

Thomas J. Dudley                  4,000                   10,000
Director

James R. Yarter                   8,000                   20,000
Director

Paul R. Cope                      4,000                   10,000
CTO




                           NEW PLAN BENEFITS TABLE
                           2002 STOCK OPTION PLAN

Name and Principal Position  Dollar Value($)(1)  Number of Units (Shares)
---------------------------  ------------------  ------------------------
Albert B. Flores                  4,000                   10,000
VP, Sales and Marketing

Juergen A. Jung                   4,000                   10,000
VP, Operations

Daniel E. Luebben,                4,000                   10,000
CFO and Secretary

All Current Executive Officers     16,000                 40,000

All Current Directors who are
  not Executive Officers           12,000                 30,000

All Employees who are
  not Executive Officers           22,000                 55,000

(1) Dollar value is based on $0.40 per share, which was the fair market value on the grant date of June 17, 2003.

The Plan was filed as an exhibit to the Company's Definitive Proxy dated February 8, 2002 as filed with the Securities and Exchange Commission and is incorporated herein by reference.

The following table summarizes information concerning stock option grants to named executive officers during the fiscal year ended December 31, 2003. All options were granted under the 2002 Stock Option Plan and have ten year terms.

Option Grants in Last Fiscal Year

                         Individual Grants
                    Number of      Pct. of Total
                    Securities        Options
                    Underlying      Granted to       Exercise
                     Options       Employees in       Price       Expiration
Name                 Granted       Fiscal Year      ($/Share)        Date
-----------------  ------------   --------------  ------------   -----------
Robert S. Cope        None             --               --             --
Paul R. Cope         10,000           8.0%        $   0.40         6/17/2013
Albert B. Flores     10,000           8.0%            0.40         6/17/2013
Juergen A. Jung      10,000           8.0%            0.40         6/17/2013
Daniel E. Luebben    10,000           8.0%            0.40         6/17/2013


The Percent of Total Options Granted to Employees in Fiscal Year does not total 100% due to options granted to individuals other than named executive officers. The grant date market value of the Common Stock underlying all of the above options was approximately $118,000.



The following table summarizes information concerning the value received on options exercised during the fiscal year ended December 31, 2003 and the value as of December 31, 2003:

                Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year-End Option Values

                                            Number of
                                            Securities         Value of
                                            Underlying        Unexercised
                                            Unexercised       In-the-Money
                   Number of                  Options           Options
                   Securities                at Fiscal        at Fiscal
                   Underlying                Year-End          Year-End
                    Options      Value($)   Exercisable/     Exercisable/
Name               Exercised    Realized    Unexercisable    Unexercisable
-----------------  ----------   --------   ---------------  --------------
Robert S. Cope        None        None        None/None        None/None
Paul R. Cope          None        None      6,250/28,750       $63/$288
Albert B. Flores      None        None      6,250/28,750        63/$288
Juergen A. Jung       None        None      6,250/28,750        63/$288
Daniel E. Luebben     None        None      6,250/28,750        63/$288


The following table summarizes information on the stock price-based option plan awards made during the fiscal year ended December 31, 2003:

                        Long-Term Incentive Plans
                        Awards in Last Fiscal Year

                                                       Performance
                                                         or Other
                                                       Period Until
                                        Number          Maturation
               Name                    of Shares         or Payout
------------------------------------  -----------      -------------
     Robert S. Cope                       None               None
     Paul R. Cope                        10,000            4 Years
     Albert B. Flores                    10,000            4 Years
     Juergen A. Jung                     10,000            4 Years
     Daniel E. Luebben                   10,000            4 Years


As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the Company has continued to account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As a result of this election, the Company does not recognize compensation expense for its stock option plans since the exercise price of the options granted equals the fair value of the stock on the date of grant.


The fair value for these options was estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2003 and 2002:

                                            2003               2002
----------------------------------------------------------------------
     Expected life                       Five Years         Five Years
     Risk-free interest rate                1.6%                3.6%
     Expected volatility                     30%                 30%
     Dividend yield                           0%                  0%
     Fair value of options
       granted at fair market price       $0.12               $0.10

All options granted in 2003 and 2002 were at the fair market price.


Transactions involving stock options are summarized as follows:

                                          Number of    Weighted Average
                                           Shares       Exercise Price
----------------------------------------  ---------    ----------------
     Balance at December 31, 2001                --    $      0.00

       Granted during 2002                  255,000           0.30
----------------------------------------  ---------    ----------------
     Balance at December 31, 2002           255,000    $      0.30

       Granted during 2003                  125,000           0.40

       Exercised during 2003              (     100)          0.30

       Forfeited during 2003              (  25,000)          0.37
----------------------------------------  ---------    ----------------
     Balance at December 31, 2003           354,900    $      0.34


Additional information with respect to the outstanding options as of December 31, 2003 is as follows:

                        Options Outstanding          Options Exercisable
                              Average    Weighted
                             Remaining    Average                Average
Option Exercise  Number of  Contractual  Exercise   Number of   Exercise
  Price Range     Shares     Life(Yrs.)    Price      Shares     Price
---------------  ---------  -----------  ---------  ---------  ---------
 $0.30 to 0.399    244,900      8.49     $    0.30     76,250  $    0.30
 $0.40 to 0.499    110,000      9.51          0.40         --         --
                 ---------                             ------
                   354,900      8.81          0.34     76,250       0.30
                 =========                             ======

1997 Non-qualified Stock Option Plan

The Company adopted a 1997 Non-qualified Stock Option Plan effective December 31, 1997. The Plan consists of 300,000 shares of the Company's authorized but unissued Common Stock. The plan is a non-qualified plan covering only senior executives and related persons. As of December 31, 2003, 2002 and 2001, there were no outstanding grants of options under the Plan and no grants are currently planned.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common shares by the directors, the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), and the directors and executive officers as a group:

                                         Amount and Nature of
                                        Beneficial Ownership of   Percent
                                         Common Shares as of        of
Name                                        March 31, 2004         Class
--------------------------------------  -----------------------  --------
Robert S. Cope                                2,517,943(1)         45.6%

James R. Yarter                                 637,710            11.5%

Paul R. Cope                                    477,144             8.6%

Thomas J. Dudley                                 31,500             0.6%

Daniel E. Luebben                                15,000             0.3%

Executive Officers and Directors
  as a Group (7 Persons)                      3,679,297            66.6%

(1)  Includes the following shares held by family members and relatives:
2,079,559 shares held by the Cope Family Trust of which Mr. Cope is the trustee; 36,000 shares held personally by Mr. Cope; 182,217 shares held by Bryan A. Cope; 205,167 shares held by Lizabeth L. Cope; and 15,000 shares held by William R. McConnell.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file forms with the SEC to report their ownership of the Company's shares and any changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. To the best of the Company's knowledge and belief, all forms under Section 16(a) have been filed on time.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its corporate office facility from a limited partnership owned by a current and a former director/stockholder of the Company. In December 2002, a new five year lease (with one five year renewal option) was negotiated and approved by the two independent members of the Company's Board of Directors. The Company further reduced its square footage occupied to 12,745 under the new lease. The rental rate for the lease renewal is equal to or less than the rental rates paid by three unaffiliated tenants in the same building. The Company also surveyed available office properties of similar size and amenities in the Pomona and surrounding areas and the lease rental rate is in the bottom quartile of the range of comparable properties. Management believes that the reconfigured space will be sufficient for the Company's current and foreseeable future needs. The Company also has an annual lease on a small sales and support office in Toronto, Canada for its wholly-owned subsidiary, A-G Canada, Ltd.

James R. Yarter, a shareholder, has been a director of the Company since June 2001 and was paid $15,000 and $23,500 in director fees for the Company and its subsidiaries in 2003 and 2002, respectively. Mr. Yarter also serves as a sales and marketing consultant to the Company and was paid $30,000 annually for consulting services rendered to the Company in 2003 and 2002, respectively.

Thomas J. Dudley, a shareholder, has been a director of the Company since July 2002 and was paid $17,510 and $8,755 in director fees in 2003 and 2002, respectively.

In December 2003, Donald A. Scurti, a shareholder, provided financing to the Company of approximately $51,000 on a 21 month note to purchase computer equipment.

On May 9, 2001 the Company terminated the services of its long-time outside counsel, Robert H. Bretz. Mr. Bretz was also a director and shareholder of the Company. Following his termination, Mr. Bretz began to file multiple lawsuits (a total of eight) against the Company, its current and former officers, directors and counsel. Through December 31, 2002, the Company had spent over $1,100,000 successfully defending these lawsuits, but anticipated spending another $500,000 in defending these existing cases through trial and believed that Mr. Bretz would continue to file similar lawsuits. On January 16, 2003 the Company settled the existing lawsuits with Mr. Bretz dismissing all of the lawsuits, including his lawsuit to recover approximately $65,000 for previously billed services to the Company, in return for a payment of $15,000. The settlement entailed the purchase of stock owned by Mr. Bretz at a price in excess of the then current fair market value of the underlying common stock. Two directors paid Mr. Bretz $0.85 per share for 414,168 shares or a total of approximately $352,000 even though the market price was approximately $0.30. Therefore, the two directors paid a premium of $0.55 per share over the fair market value of $0.30 per share or approximately $228,000. Since the Company could not legally repurchase the stock under the California Corporations Code and the settlement was clearly in the best interests of the Company and would avoid substantial future legal fees and costs, the Company reimbursed the two directors for the premium they paid to Mr. Bretz in the form of warrants to purchase additional shares of the Company's "restricted" Common Stock. The Company engaged an independent appraiser to establish a fair market value for the large block of shares, which fair market value was determined to be $0.30 per share. Based on the premium paid by the directors of approximately $228,000 and an exercise price of $0.01 each per warrant and share, the directors were entitled to a total of 814,000 warrants/shares. However, the directors accepted a total of 621,252 warrants to purchase an equal number of additional shares of the Company's "restricted" Common Stock representing a discount of approximately 24%. All of the 621,252 warrants were exercised and 621,252 shares were issued in 2003. As permitted by Statement of Financial Accounting Standards No. 123 (and No. 148), "Accounting for Stock Based Compensation", the Company will continue to account for employee stock options (and warrants) using the "intrinsic method" under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. The result was a non-cash charge to earnings of $215,000 in 2002. The transaction has been reviewed by the Company's general counsel and approved by the sole independent director, Thomas J. Dudley.


PROPOSALS OF SHAREHOLDERS FOR THE 2005 ANNUAL MEETING

To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received in writing at the Company's principal executive office no later than the close of business on December 31, 2004.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on December 31, 2004 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on December 31, 2004.

Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Daniel E. Luebben, Secretary, Auto-Graphics, Inc., 3201 Temple Avenue, Pomona, California 91768. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, none of whom will receive any additional compensation for their services. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning the shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.


VOTING PROCEDURES

Tabulation of Votes: Votes cast by proxy or in person at the meeting will be tabulated by persons appointed as inspectors of election for the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients will vote their clients' proxies in their own discretion.


FEES PAID TO SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Singer Lewak Greenbaum and Goldstein, LLP for 2003 and 2002:

                                                  2003           2002
--------------------------------------------  -----------    -----------
  Audit and Review Fees                       $    58,275    $    37,500
  Audit-Related Fees - Consulting Services          2,387             --
  Tax Fees                                             --             --
  All Other Fees                                       --             --
                                              -----------   ------------
    Total                                     $    60,662    $    37,500
                                              ===========   ============

The Company's Audit Committee has considered the amount of Audit-Related Fees for consulting on accounting matters to be immaterial.


OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting those proxies.

If any of your shares of the Company are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Please remove, sign, date and promptly mail the proxy card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

This Proxy Statement includes forward looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act.



If you have any questions or require any additional information or assistance or wish a copy of the Annual Report, please call Daniel E. Luebben, the Secretary of the Company, at 1-800-776-6939 extension 1504, or e-mail to del@auto-graphics.com or mail request to Attention: Secretary, Auto-Graphics, Inc., 3201 Temple Avenue, Pomona, California 91768.

DATED:  Pomona, California, April 13, 2004.

                             AUTO-GRAPHICS, INC.
                            Attention: Secretary
                             3201 Temple Avenue
                          Pomona, California 91768
                         1-800-776-6939, Ext. 1504
                           del@auto-graphics.com

                                                                    EXHIBIT 1
                                                                   REVISION 1
AUDIT COMMITTEE CHARTER
Purpose     The purpose of the Audit Committee is to represent and assist the
Board of Directors in its oversight of (1) the integrity of the financial reporting of the Company, (2) the independence, qualifications and performance of the Company's external auditor and (3) the Company's compliance with legal and regulatory requirements. The Audit Committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
Members     The Audit Committee shall consist of at least two (2) members of the Board, one of which must satisfy the independence requirements under NASD Rule 4200(a)(14), as such requirements are interpreted by the Board in its business judgment. The Board shall designate one member as Chairman or delegate authority to designate a Chairman to the Audit Committee. Each member of the Audit Committee shall be financially literate.
Outside Advisors     The Audit Committee shall have the authority to retain
such outside legal, accounting or other consultants or advisors as it determines appropriate to assist it in the performance of its functions, or to advise or inform the Committee. The Committee may also meet with investment bankers and financial analysts. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors retained by the Audit Committee.
Duties and Responsibilities     On behalf of the Board, the Audit Committee
shall, among its duties and responsibilities:
1. Review the annual audited financial statements with management and the independent auditor, including the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulatory and accounting initiatives on the Company's financial statements, and recommend to the Board whether the financial statements should be included in the Form 10-KSB or annual audited financial statements. The review of the annual audited financial statements also includes a review of any transactions as to which management obtained a letter pursuant to Statement on Auditing Standards No. 50, "Reports on the Application of Accounting Principles."
2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to filing the Form 10-QSB or quarterly unaudited financial statements, including the results of the independent auditor's review of them and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable.
3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.
4. Meet periodically with management to review the Company's major financial and business risk exposures and the steps management has taken to monitor and control such exposures.
5. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate when appropriate, the independent auditor, which shall report directly to the Audit Committee.
6. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor and establish policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services.
7. Obtain and review, at least annually, a report by the independent auditor describing the independent auditor's internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.
8. Receive at least annually and discuss with the independent auditor the auditor's report regarding its independence.
9. Meet with the independent auditor prior to the audit to review the scope and planning of the audit.
10. Review with the independent auditor the results of the annual audit examination, and any issues the auditor may have encountered in the course of its audit work and management's response. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the independent audit.
11. Discuss with management the Company's earnings press releases and corporate policies with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies.
12. Review the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management, and review the adequacy and effectiveness of the Company's disclosure controls and procedures.
13. Review and approve candidates for the positions of chief financial officer and/or controller of the Company.
14. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
15. Establish policies for hiring employees and former employees of the independent auditor.
16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics.
17. Review with the Company's General Counsel and independent auditor (1) legal matters that may have a material impact on the financial statements,
(2) accounting or compliance policies, and (3) any material reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company's financial statements and accounting or compliance policies.
18. Review this Charter annually and recommend any changes to the Board for approval.
19.     Review the Audit Committee's own performance annually.
Meetings     The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet with the chief financial officer, or the controller and the independent auditor in separate executive sessions periodically. The Audit Committee shall report its activities to the Board regularly.

                                                                    EXHIBIT 2
                          Auto-Graphics, Inc.
                        Code of Ethical Conduct


In my role as Chief Executive Officer ("CEO") or Chief Financial Officer ("CFO") of Auto-Graphics, Inc., I recognize that the CEO or CFO hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that shareholders' interests are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which the CEO and CFO are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as, responsibilities to the company, the public and shareholders.

I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1. I act with honesty and integrity avoiding actual or apparent conflicts of interest in personal and professional relationships.

2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4. I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6. I share knowledge and maintain skills important and relevant to my constituents' needs.

7. I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

8. I achieve responsible use of and control over all assets and resources employed or entrusted to me.

____________________________________________
(Signature)
(Title)

Source: Financial Executives International.

                      This Page Intentionally Left Blank

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR).

Please mark your votes as indicated [X]

                                                   FOR         WITHHOLD
                                                election of      vote
                                                   all         from all
                                                 nominees      nominees

1.   Election of directors:
     01 Robert S. Cope, 02 James R. Yarter,
     03 Thomas J. Dudley                            [_]           [_]

Except for nominee(s) listed below
  from whom vote is withheld:

__________________________________________________________

2. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT S. COPE with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3201 Temple Avenue, Pomona, California 91768 on May 20, 2004 at 10:00 a.m. PDT and at any adjournments thereof.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature_____________________________________________ Dated:______________


Signature if held jointly_____________________________ Dated:______________


                            YOUR VOTE IS IMPORTANT!

                              VOTE BY PROXY CARD

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                             THANK YOU FOR VOTING.

                      This Page Intentionally Left Blank